                                                                     EXHIBIT 2.2


       _________________________________________________________________


                      AGREEMENT AND PLAN OF REORGANIZATION

                     dated as of the 17th day of June, 1996

                                  by and among

                                STAFFMARK, INC.

      PROSTAFF PERSONNEL ACQUISITION CORPORATION, EXCEL TEMPORARY STAFFING ACQUISITION CORPORATION, PROFESSIONAL RESOURCES ACQUISITION CORPORATION

     PROSTAFF PERSONNEL, INC., EXCEL TEMPORARY STAFFING, INC., PROFESSIONAL
                                RESOURCES, INC.

                                      and

                         the STOCKHOLDERS named herein


       _________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                      I.  THE MERGER

1.1      Delivery and Filing of Articles of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.2      Effective Time of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.3      Certificate of Incorporation, By-laws and Board of Directors of Surviving Corporation  . . . . . . . . . . .   4
1.4      Certain Information With Respect to the Capital Stock of the COMPANY, STAFFMARK and NEWCO  . . . . . . . . .   5
1.5      Effect of Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                 II.  CONVERSION OF STOCK

2.1      Manner of Conversion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                          III.  DELIVERY OF MERGER CONSIDERATION

3.1      Delivery of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
3.2      Delivery of Stockholder Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                       IV.  CLOSING

4.1      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                            V.  REPRESENTATIONS AND WARRANTIES
                                               OF COMPANY AND STOCKHOLDERS

5.1      Due Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
5.2      Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
5.3      Capital Stock of the COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
5.4      Transactions in Capital Stock, Reorganization Accounting   . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.5      No Bonus Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.6      Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.7      Predecessor Status; etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.8      Spin-off by the COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.9      Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.10     Liabilities and Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
5.11     Accounts and Notes Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
5.12     Permits and Intangibles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
5.13     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
5.14     Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
5.15     Significant Customers; Material Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . .  12
5.16     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
5.17     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                                                                                     PAGE
5.18     Compensation; Employment Agreements; Organized Labor Matters   . . . . . . . . . . . . . . . . . . . . . . .  13
5.19     Employee Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
5.20     Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
5.21     Conformity with Law; Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
5.22     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.23     No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
5.24     Government Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
5.25     Absence of Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
5.26     Deposit Accounts; Powers of Attorney   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
5.27     Validity of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
5.28     Relations with Governments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
5.29     Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
5.30     Prohibited Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
5.31     Authority; Ownership   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
5.32     Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
5.33     No Intention to Dispose of COMPANY Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                       VI.  REPRESENTATIONS OF STAFFMARK AND NEWCO

6.1      Due Organization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
6.2      Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
6.3      Capital Stock of the COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
6.4      Transactions in Capital Stock, Reorganization Accounting   . . . . . . . . . . . . . . . . . . . . . . . . .  23
6.5      Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
6.6      Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
6.7      Liabilities and Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
6.8      Conformity with Law; Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
6.9      No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
6.10     Validity of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
6.11     STAFFMARK Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
6.12     No Side Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
6.13     Business; Real Property; Material Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
6.14     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
6.15     Stock Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
6.16     Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
6.17     Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
6.18     Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
6.19     Permits and Intangibles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                             VII.  COVENANTS PRIOR TO CLOSING

7.1      Access and Cooperation; Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
7.2      Conduct of Business Pending Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
7.3      Prohibited Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                                                                                     PAGE
7.4      No Shop  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
7.5      Notice to Bargaining Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
7.6      Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
7.7      Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
7.8      Amendment of Schedules   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
7.9      Cooperation in Preparation of Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.10     Final Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.11     Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                        VIII.  CONDITIONS PRECEDENT TO OBLIGATIONS
                                               OF STOCKHOLDERS AND COMPANY

8.1      Representations and Warranties; Performance of Obligations   . . . . . . . . . . . . . . . . . . . . . . . .  33
8.2      No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
8.3      Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
8.4      Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.5      Consents and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.6      Good Standing Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.7      No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.8      Closing of IPO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.9      Secretary's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.10     Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.11     NASDAQ   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.12     Approval of Additional Companies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                             IX.  CONDITIONS PRECEDENT TO OBLIGATIONS OF STAFFMARK AND NEWCO

9.1      Representations and Warranties; Performance of Obligations   . . . . . . . . . . . . . . . . . . . . . . . .  35
9.2      No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.3      Secretary's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.4      No Material Adverse Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.5      STOCKHOLDERS' Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.6      Termination of Related Party Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
9.7      Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
9.8      Consents and Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
9.9      Good Standing Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
9.10     Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
9.11     Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
9.12     Closing of IPO   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
9.13     FIRPTA Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                        X.  COVENANTS OF STAFFMARK AFTER CLOSING

10.1     Release From Guarantees; Repayment of Certain Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                                                                                     PAGE
10.2     Preservation of Tax and Accounting Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
10.3     Preparation and Filing of Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
10.4     Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
10.5     Preservation of Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
10.6     Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
10.7     Right of First Refusal to Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                   XI.  INDEMNIFICATION

11.1     General Indemnification by the STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
11.2     Indemnification by STAFFMARK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
11.3     Third Person Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
11.4     Exclusive Remedy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
11.5     Limitations on Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                              XII.  TERMINATION OF AGREEMENT

12.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
12.2     Liabilities in Event of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                  XIII.  NONCOMPETITION

13.1     Prohibited Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
13.2     Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
13.3     Reasonable Restraint   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
13.4     Severability; Reformation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
13.5     Independent Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
13.6     Materiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                     XIV.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

14.1     STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
14.2     STAFFMARK and NEWCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
14.3     Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
14.4     Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                XV.  TRANSFER RESTRICTIONS

15.1     Transfer Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                       XVI.  FEDERAL SECURITIES ACT REPRESENTATIONS

16.1     Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
16.2     Economic Risk; Sophistication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                                                                                     PAGE
16.3     Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                XVII.  REGISTRATION RIGHTS

17.1     Piggyback Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
17.2     Demand Registration Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
17.3     Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
17.4     Availability of Rule 144   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
17.5     Merger, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                                     XVIII.  GENERAL

18.1     Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
18.2     Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
18.3     Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
18.4     Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
18.5     Brokers and Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
18.6     Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
18.7     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
18.8     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
18.9     Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
18.10    Exercise of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
18.11    Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
18.12    Reformation and Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
18.13    Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
18.14    Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
18.15    Amendments and Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                             SCHEDULES and ANNEXES


Annex I                -   Form of Articles of Merger
Annex II               -   Form of Certificate of Incorporation and By-laws of PC
Annex III              -   Consideration to Founding Companies
Annex IV               -   Stockholders and Stock Ownership of the COMPANY
Annex V                -   Stockholders and Stock Ownership of PC
Annex VI               -   Form of Opinion of Wright, Lindsey & Jennings
Annex VII              -   Form of Opinion of COMPANY Counsel
Annex VIII             -   Form of Employment Agreement

Schedule 1.4           -   Authorized and Outstanding Capital Stock
Schedule 5.1           -   Qualifications to do Business
Schedule 5.2           -   Required Shareholder Approvals
Schedule 5.3           -   Exceptions Regarding Capital Stock of COMPANY
Schedule 5.4           -   Transactions in Capital Stock; Options & Warrants to Acquire Capital Stock
Schedule 5.5           -   Stock Issued Pursuant to Awards, Grants and Bonuses
Schedule 5.6           -   Subsidiaries; Capitalization of Subsidiaries
Schedule 5.7           -   Names of Predecessor Companies
Schedule 5.8           -   Sales or Spin-Offs of Significant Assets
Schedule 5.9           -   Initial Financial Statements
Schedule 5.10          -   Significant Liabilities and Obligations
Schedule 5.11          -   Accounts and Notes Receivable
Schedule 5.12          -   Licenses, Franchises, Permits and Other Governmental Authorizations
Schedule 5.13          -   Environmental Matters
Schedule 5.15          -   Significant Customers and Material Contracts
Schedule 5.16          -   Real Property
Schedule 5.17          -   Insurance Policies and Claims
Schedule 5.18          -   Officers, Directors and Key Employees, Employment Agreements; Compensation
Schedule 5.19          -   Employee Benefit Plans
Schedule 5.20          -   Violations of ERISA
Schedule 5.21          -   Violations of Law, Regulations or Orders
Schedule 5.22          -   Tax Returns and Examinations
Schedule 5.22(v)       -   Federal, State, Local and Foreign Income Tax Returns Filed
Schedule 5.22(xvii)    -   Aggregate Tax Losses
Schedule 5.23          -   Violations of Charter and Documents and Material Defaults
Schedule 5.24          -   Governmental Contracts Subject to Price Redetermination or Renegotiation
Schedule 5.25          -   Changes Since Balance Sheet Date
Schedule 5.26          -   Deposit Accounts; Powers of Attorney
Schedule 5.30          -   Prohibited Activities
Schedule 5.31          -   Ownership of COMPANY Stock
Schedule 6.4           -   Transactions in Capital Stock of STAFFMARK
Schedule 6.6           -   Financial Statements of STAFFMARK
Schedule 6.7           -   Liabilities and Obligations of STAFFMARK
Schedule 6.8           -   Conformity with Law; Litigation of STAFFMARK

Schedule 6.9           -   Violations of Charter Documents and Material Defaults of STAFFMARK
Schedule 6.13          -   Real Property and Material Personal Property and Agreements of STAFFMARK
Schedule 6.14          -   Tax Returns of STAFFMARK
Schedule 7.2           -   Exceptions to Conducting Business in the Ordinary Course Between Balance Sheet Date and
                           Consummation Date
Schedule 7.3           -   Prohibited Activities
Schedule 7.5           -   Notice to Bargaining Agents
Schedule 7.8           -   Amendment of Schedules
Schedule 7.10          -   Final Financial Statements
Schedule 9.7           -   Termination of Related Party Agreements
Schedule 9.12          -   Employment Agreements
Schedule 11.1(vi)      -   Existing or Threatened Litigation
Schedule 11.2(v)       -   Specifically Identified Indemnification Items
Schedule 13.1          -   Prohibited Activities
Schedule 18.5          -   Brokers and Agents

                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 17th day of June, 1996, by and among STAFFMARK, INC., a Delaware corporation ("STAFFMARK"), PROSTAFF PERSONNEL ACQUISITION CORPORATION, a Delaware corporation, EXCEL TEMPORARY STAFFING ACQUISITION CORPORATION, a Delaware corporation, and PROFESSIONAL RESOURCES ACQUISITION CORPORATION, a Delaware corporation (collectively, "NEWCO"), PROSTAFF PERSONNEL, INC., an Arkansas corporation, EXCEL TEMPORARY STAFFING, INC., an Arkansas corporation, and PROFESSIONAL RESOURCES, INC., an Arkansas corporation (collectively, the "COMPANY"), EDWARD E. SCHULTE TRUST, STEVEN E. SCHULTE REVOCABLE TRUST, KARLA
LEIGH SCHULTE TRUST, AND STEVEN E. SCHULTE (the "STOCKHOLDERS").   The
STOCKHOLDERS are all the stockholders of the COMPANY.

        WHEREAS, each of NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 18, 1996, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of STAFFMARK, a corporation organized and existing under the laws of the State of Delaware;


        WHEREAS, the respective Boards of Directors of each of NEWCO and each corresponding COMPANY (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of each of the Constituent Corporations and their respective stockholders that each NEWCO merge with and into each corresponding COMPANY pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and Arkansas;

        WHEREAS, STAFFMARK is entering into other separate agreements not materially different than this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Reorganization," with each of Brewer Personnel Services, Inc., HRA, Inc., Blethen Group, The Maxwell Companies, Creative Temporaries Corporation, and First Choice Staffing, Inc. (together with the COMPANY, the "Initial Founding Companies"), and such other entities as STAFFMARK may elect to enter into a similar agreement with, as approved by each of the Founding Companies, prior to the filing of the Registration Statement (as defined herein) in order to acquire additional staffing services (the Company, together with each of the entities with which STAFFMARK has entered into the Other Agreements, are collectively referred to herein as the "Founding Companies");

        WHEREAS, this Agreement, the Other Agreements and the IPO of STAFFMARK Stock constitute the "STAFFMARK Plan of Organization;"

        WHEREAS, the Boards of Directors of STAFFMARK, each of the Other Founding Companies and each of the subsidiaries of STAFFMARK that are parties to the Other Agreements have approved and adopted the STAFFMARK Plan of Organization as an integrated plan to transfer the capital stock or assets of the Founding Companies to STAFFMARK as a tax-free transfer of property under
Section 351 of the Internal Revenue Code of 1986, as amended;

        WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Board of Directors of each of the COMPANY has approved this Agreement as part of the STAFFMARK Plan of Organization in order to transfer the capital stock of the COMPANY to STAFFMARK;

        WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

        "1933 Act" means the Securities Act of 1933, as amended.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "Acquired Party" has the meaning set forth at the end of Section 5.22.

        "Acquisition Companies" shall mean NEWCO and each of the other Delaware companies wholly-owned by STAFFMARK prior to the Funding and Consummation Date.

        "Articles of Merger" shall mean those Articles of Merger with respect to the Merger substantially in the form of Annex I attached hereto or with such other changes therein as may be required by applicable state laws.

        "Balance Sheet Date" shall mean March 31, 1996.

        "Charter Document" has the meaning set forth in Section 5.1.

        "Closing" has the meaning set forth in Section 4.

        "Closing Date" has the meaning set forth in Section 4.

        "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

        "COMPANY Stock" has the meaning set forth in Section 2.1.

        "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

        "Effective Time of the Merger" shall mean the time as of which the Merger becomes effective, which the parties hereto contemplate to occur on the Funding and Consummation Date.

        "Environmental Laws" has the meaning set forth in Section 5.13.

        "Expiration Date" has the meaning set forth in Section 5(A).

        "Founding Companies" has the meaning set forth in the third recital of this Agreement.

        "Funding and Consummation Date" has the meaning set forth in Section 4.

        "Initial Founding Companies" has the meaning set forth in the third recital of this Agreement.

        "IPO" means the initial public offering of STAFFMARK Stock pursuant to the Registration Statement.

        "Material Adverse Effect" has the meaning set forth in Section 5.1.

        "Material Documents" has the meaning set forth in Section 5.23.

        "Merger" means the merger of NEWCO with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and other applicable state laws.

        "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

        "NEWCO STOCK" means the common stock, par value $.01 per share, of NEWCO.

        "Non-Controlling Stockholders" means any stockholder of the COMPANY holding 10% or less of COMPANY Common Stock at the time of this Agreement.

        "Other Agreements" has the meaning set forth in the third recital of this Agreement.

        "Other Founding Companies" means all of the Founding Companies other than the Company.

        "STAFFMARK" has the meaning set forth in the first paragraph of this Agreement.

        "STAFFMARK Charter Documents" has the meaning set forth in Section 6.1.

        "STAFFMARK Stock" means the common stock, par value $.01 per share, of STAFFMARK.

        "Plans" has the meaning set forth in Section 5.19.

        "Plan of Organization" means the consummation of Agreements executed on the date hereof by the Founding Companies.

        "Pricing" means the determination by STAFFMARK and the Underwriters of the public offering price of the shares of STAFFMARK Stock in the IPO; the Pricing shall take place on or before the Closing.

        "Qualified Plans" has the meaning set forth in Section 5.20.

        "Registration Statement" means that certain registration statement on Form S-1 covering the IPO.

        "Relevant Group" has the meaning set forth in Section 5.22(i).

        "Returns" has the meaning set forth at the end of Section 5.22.

        "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

        "SEC" means the United States Securities and Exchange Commission.

        "STOCKHOLDER(S)" has the meaning set forth in the first paragraph of this Agreement.

        "Surviving Corporation" shall mean the COMPANY as the surviving party in the Merger.

        "Tax" has the meaning set forth at the end of Section 5.22.

        "Taxing Authority" has the meaning set forth at the end of Section
5.22.

        "Underwriters" means the prospective underwriters in the IPO, as identified in the Registration Statement.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                                 I.  THE MERGER

        1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause Articles of Merger to be signed, verified and delivered to the Secretary of State of the State of Delaware and, as required, a similar filing to be made with the relevant authorities in the jurisdiction in which the COMPANY is organized, on or before the Funding and Consummation Date.

        1.2 EFFECTIVE TIME OF THE MERGER. At the Effective Time of the Merger, NEWCO shall be merged with and into the COMPANY in accordance with the Articles of Merger, the separate existence of NEWCO shall cease, the COMPANY shall be the surviving party in the Merger and the COMPANY is sometimes hereinafter referred to as the Surviving Corporation. The Merger will be effected in a single transaction.

        1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time of the Merger:

        (i) the Certificate of Incorporation of the COMPANY then in effect shall be the Certificate of Incorporation of the Surviving Corporation until changed as provided by law;

        (ii) the By-laws of NEWCO then in effect shall become the By-laws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such By-laws shall be the By-laws of the Surviving Corporation until they shall thereafter be duly amended;

        (iii) the Board of Directors of the Surviving Corporation shall consist of the following persons:

                                Clete T. Brewer
                              Robert H. Janes, III
                               Edward E. Schulte
                               Steven E. Schulte

        The Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Arkansas and of the Certificate of Incorporation and By-laws of the Surviving Corporation; and

        (iv) the officers of the COMPANY immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Merger Clete T. Brewer shall be appointed as a vice president of the Surviving Corporation and Robert H. Janes, III shall be appointed as an Assistant Secretary of the Surviving Corporation, each of such officers to serve, subject to the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, until his or her successor is duly elected and qualified.

        1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, STAFFMARK AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of the COMPANY, STAFFMARK and NEWCO as of the date of this Agreement are as follows:

        (i) as of the date of this Agreement, the authorized and outstanding capital stock of the COMPANY is as set forth on Schedule 1.4 hereto;

        (ii) immediately prior to the Funding and Consummation Date, the authorized capital stock of STAFFMARK will consist of 26,000,000 shares of STAFFMARK Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 1,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding; and

        (iii) as of the date of this Agreement, the authorized capital stock of NEWCO consists of 3,000 shares of NEWCO Stock, of which ten (10) shares are issued and outstanding.

        1.5 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL") and the law of the State of Arkansas. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the COMPANY shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of NEWCO shall be merged with and into the COMPANY, and the COMPANY, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of NEWCO shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the COMPANY and NEWCO shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the COMPANY and NEWCO; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the COMPANY and NEWCO, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the COMPANY and NEWCO and any claim existing, or action or proceeding pending, by or against the COMPANY or NEWCO may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of the COMPANY or NEWCO shall be impaired by the Merger, and all debts, liabilities and duties of the COMPANY and NEWCO shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.


                            II.  CONVERSION OF STOCK

        2.1    MANNER OF CONVERSION.  The manner of converting the shares of
(i) outstanding capital stock of the COMPANY ("COMPANY Stock") and (ii) NEWCO Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) STAFFMARK Stock and (y) common stock of the Surviving Corporation, respectively, shall be as follows:

        As of the Effective Time of the Merger:

               (i) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (1) that number of shares of STAFFMARK Stock set forth on Part I of Annex III hereto and
        (2) the right to receive the amount of cash set forth on Part I of Annex III hereto;

               (ii) all shares of COMPANY Stock that are held by the COMPANY as treasury stock shall be cancelled and retired and no shares of STAFFMARK Stock or other consideration shall be delivered or paid in exchange therefor; and

               (iii) each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall, by virtue of the Merger and without any action on the part of STAFFMARK, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

        All STAFFMARK Stock received by the STOCKHOLDERS pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding STAFFMARK Stock by reason of the provisions of the Certificate of Incorporation of STAFFMARK or as otherwise provided by the Delaware GCL. All voting rights of such STAFFMARK Stock received by the STOCKHOLDERS shall be fully exercisable by the STOCKHOLDERS and the STOCKHOLDERS shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, STAFFMARK shall have no class of capital stock issued and outstanding other than the STAFFMARK Stock.

                     III.  DELIVERY OF MERGER CONSIDERATION

        3.1 DELIVERY OF SHARES. At the Effective Time of the Merger and on the Funding and Consummation Date the STOCKHOLDERS, each of the holders of all outstanding certificates representing shares of COMPANY Stock, shall, upon surrender of such certificates, receive (i) the respective number of shares of STAFFMARK Stock set forth on Part II of Annex III and (ii) the amount of cash set forth on Part II of Annex III hereto, said cash to be payable by certified check or wire transfer at the election of the STOCKHOLDERS.

        3.2 DELIVERY OF STOCKHOLDER SHARES. The STOCKHOLDERS shall deliver to STAFFMARK at the Closing the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDERS, or accompanied by blank stock powers, with signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary transfer tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and cancelled. The STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.


                                  IV.  CLOSING

        4.1 CLOSING. At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the Merger (including, if permitted by applicable state law, the filing with the appropriate state authorities of the Articles of Merger which shall become effective at the Effective Time of the Merger) and (ii) effect the conversion and delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares and certified check(s) or wire transfer(s) referred to in Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Wright, Lindsey & Jennings, 200 W. Capitol Avenue, Suite 2200, Little Rock, Arkansas 72201. On the Funding and Consummation Date (x) the Articles of Merger shall be filed with the appropriate state authorities, or if already filed shall become effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the delivery of a certified check(s) or wire transfer(s) in an amount equal to the cash portion of the consideration which the STOCKHOLDERS shall be entitled to receive pursuant to the Merger referred to in Section 3 hereof shall be completed and (z) the closing with respect to the IPO shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Funding and Consummation Date." This Agreement shall in any event terminate if the Funding and Consummation Date has not occurred within 15 business days of the Closing Date. Time is of the essence.


                       V.  REPRESENTATIONS AND WARRANTIES
                          OF COMPANY AND STOCKHOLDERS

        (A)  REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS.

        Each of the COMPANY and each of the STOCKHOLDERS jointly and severally represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to
Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twenty-four (24) months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 5.22 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 5.22 and (ii) solely for purposes of Section 11.1(iii) hereof, and solely to the extent that in connection with the IPO, STAFFMARK actually incurs liability under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this Section 5, the term COMPANY shall mean and refer to the COMPANY and all of its subsidiaries, if any.

        5.1 DUE ORGANIZATION. The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except
(i) as set forth on the Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise), of the COMPANY taken as a whole (as used herein with respect to the COMPANY, or with respect to any other person, a "Material Adverse Effect"). Schedule 5.1 contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. A certified copy of the Certificate or Articles of Incorporation and a true, complete and correct copy of the By-laws, both as amended, of the COMPANY (the "Charter Documents") are attached hereto as Schedule 5.1. The minute books and stock records of the COMPANY, as heretofore made available to STAFFMARK, are correct and complete in all material respects.

        5.2 AUTHORIZATION. (i) The representatives of the COMPANY executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement and (ii) the COMPANY has the full legal right, power and authority to enter into this Agreement and the Merger, subject to any required shareholder approval described on Schedule 5.2.

        5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the COMPANY is as set forth in Section 1.4(i). All of the issued and outstanding shares of the capital stock of the COMPANY are owned by the STOCKHOLDERS in the amounts set forth in Annex IV and further, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and further, such shares were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

        5.4 TRANSACTIONS IN CAPITAL STOCK, REORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January 1, 1992. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock; (ii) the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the Merger. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY's stock.

        5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

        5.6 SUBSIDIARIES. Schedule 5.6 attached hereto lists the name of each of COMPANY's subsidiaries and sets forth the number and class of the authorized capital stock of each of COMPANY's subsidiaries and the number of shares of each of COMPANY's subsidiaries which are issued and outstanding, all of which shares (except as set forth on Schedule 5.6) are owned by the COMPANY, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth in Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

        5.7 PREDECESSOR STATUS; ETC. Set forth in Schedule 5.7 is a listing of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or from whom the COMPANY previously acquired material assets.
Except as disclosed on Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

        5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("Affiliates") since January 1, 1994.

        5.9    FINANCIAL STATEMENTS.   Attached hereto as Schedule 5.9 are
copies of the following financial statements (the "COMPANY Financial Statements") of the COMPANY: the COMPANY's audited Consolidated Balance Sheet as of December 31, 1995 and 1994 and Statements of Income, Cash Flows and Retained Earnings for each of the years in the three-year period ended December 31, 1995 prepared by Arthur Andersen LLP and the COMPANY's unaudited Consolidated Balance Sheet as of March 31, 1996 and Statement of Income, Cash Flows and Retained Earnings for the three month period ended March 31, 1996 prepared by Arthur Andersen LLP (March 31, 1996 being hereinafter referred to as the "Balance Sheet Date"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, such Consolidated

Balance Sheets as of December 31, 1995, 1994, and 1993 and March 31, 1996 present fairly in all material respects the financial position of the COMPANY as of the dates indicated thereon, and such Consolidated Statements of Income, Cash Flows and Retained Earnings present fairly in all material respects the results of operations for the periods indicated thereon.

        5.10 LIABILITIES AND OBLIGATIONS. The COMPANY has delivered to STAFFMARK an accurate list (Schedule 5.10) as of the Balance Sheet Date of (i) all liabilities of the COMPANY which are reflected on the balance sheet of the COMPANY at the Balance Sheet Date and (ii) any material liabilities of the COMPANY (including all liabilities in excess of $10,000 which are not reflected in the balance sheet as of the Balance Sheet Date. Except as set forth on
Schedule 5.10, since the Balance Sheet Date the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The COMPANY has also delivered to STAFFMARK on Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or otherwise accrued or reserved, a reasonable estimate of the maximum amount which may be payable. For each such contingent liability or liability for which the amount is not fixed or is contested, the COMPANY has provided to STAFFMARK the following information:

        (i) a summary description of the liability together with the following:
               (a)   copies of all relevant documentation relating thereto;
               (b)   amounts claimed and any other action or relief sought; and
               (c) name of claimant and all other parties to the claim, suit or proceeding.

        (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

        (iii)  the date such claim, suit or proceeding was instituted; and

        (iv) a reasonable best estimate (but not a representation or warranty) of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

        5.11 ACCOUNTS AND NOTES RECEIVABLE. The COMPANY has delivered to STAFFMARK an accurate list (Schedule 5.11) of the accounts and notes receivable of the COMPANY, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. Except to the extent reflected on Schedule 5.11, such accounts and notes are collectible in the amount shown on Schedule 5.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date. The COMPANY shall also provide STAFFMARK with an accurate list of all receivables obtained subsequent to the Balance Sheet Date, but does not warrant the collectibility of the receivables obtained subsequent to the Balance Sheet Date. The COMPANY shall provide STAFFMARK with an aging of all accounts and notes receivable showing amounts due in 30 day aging categories upon the execution of this Agreement and an updated aging within 5 days prior to the Closing Date.

        5.12 PERMITS AND INTANGIBLES. The COMPANY holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on its business and the COMPANY has delivered to STAFFMARK an accurate list and summary description (Schedule 5.12) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the COMPANY (including interests in software or other technology systems, programs and intellectual property). To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedule 5.12 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on the COMPANY. Except as specifically provided in the
Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any such licenses, franchises, permits or government authorizations.

        5.13 ENVIRONMENTAL MATTERS. Except as set forth on the Schedule 5.13, (i) the COMPANY has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental Law); (ii) the COMPANY has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and have reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws; (iv) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY, STAFFMARK or NEWCO for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) the COMPANY has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

        5.14 PERSONAL PROPERTY. The COMPANY has delivered to STAFFMARK an accurate list (Schedule 5.14) of (x) all personal property included (or that will be included) in "depreciable plant, property and equipment" on the balance sheet of the COMPANY, (y) all other personal property owned by the COMPANY with a value in excess of $2,500 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases, (2) a listing of the capital costs of all such assets which are subject to capital leases and (3) an indication as to which assets are currently owned, or were formerly owned, by STOCKHOLDERS or business or personal affiliates of the COMPANY or STOCKHOLDERS. Except as set forth on Schedule 5.14, (i) all personal property used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on
Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

        5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The COMPANY has delivered to STAFFMARK an accurate list (Schedule 5.15) of (i) all significant customers, or persons or entities that are sources of a significant number of customers, including those customers (or persons or entities) representing 5% or more of the COMPANY's annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of the COMPANY's significant customers (or persons or entities that are sources of a significant number of customers) have cancelled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

        The COMPANY has listed on Schedule 5.15 all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements), other than agreements listed on Schedules 5.14 or 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true,
complete and correct copies of such agreements to STAFFMARK.   The COMPANY has
complied with all material commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule 5.15 and no notice of default under any such contract or agreement has been received. The COMPANY has also indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by the COMPANY.

        5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the COMPANY (i) as of the Balance Sheet Date and
(ii) acquired since the Balance Sheet Date, and all other property, if any, used by the COMPANY in the conduct of its business. The COMPANY has good and insurable title to the real property owned by it, including those reflected on
Schedule 5.14, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

        (i) liens reflected on Schedules 5.10 or 5.15 as securing specified liabilities (with respect to which no material default exists);

        (ii) liens for current taxes not yet payable and assessments not in default;

        (iii)  easements for utilities serving the property only; and

        (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not adversely affect the current use of the property.

        Schedule 5.16 shall, without limitation, contain true, complete and correct copies of all title reports and title insurance policies received or owned by the COMPANY with respect to real property owned by the COMPANY.

        The COMPANY has also delivered to STAFFMARK an accurate list on
Schedule 5.16, true, complete and correct copies of all leases and agreements in respect of real property leased by the COMPANY, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by STOCKHOLDERS or business or personal affiliates of the COMPANY or STOCKHOLDERS. Except as set forth on Schedule 5.16, all of such leases included on Schedule
5.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

        5.17   INSURANCE.  The COMPANY has delivered to STAFFMARK on Schedule
5.17 (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the COMPANY, (ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three (3) policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Funding and Consummation Date. No insurance carried by the COMPANY has ever been cancelled by the insurer and the COMPANY has never been denied coverage.

        5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The COMPANY has delivered to STAFFMARK an accurate schedule (Schedule 5.18) showing all officers, directors, key employees and staff of the COMPANY, listing all employment agreements with the officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided to STAFFMARK true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Except as set forth on
Schedule 5.18, since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

        Except as set forth on Schedule 5.18, (i) the COMPANY is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation is in progress and (iv) there is no pending or, to the best of the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years. The COMPANY believes its relationship with employees to be satisfactory.

        5.19 EMPLOYEE PLANS. Attached hereto as Schedule 5.19 are complete and accurate copies, as of the Balance Sheet Date, of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income

Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by the COMPANY, or any benefit plans or arrangements, formal or informal, that are not subject to ERISA, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements, or to which any COMPANY currently contributes, or has an obligation to contribute in the future (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans"). Schedule 5.19 sets forth all of the Plans that have been terminated within the past three years.

        5.20 COMPLIANCE WITH ERISA. Except for the Plans, the COMPANY does not maintain or sponsor, and is not a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other compensation or benefit arrangement, formal or informal, with their respective employees, whether or not subject to ERISA. Except as set forth on the
Schedule 5.20, (i) all Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents;
(ii) all Plans that are intended to qualify (the "Qualified Plans") under
Section 401(a) of the Code are so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of Schedule 5.20; (iii) to the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Funding and Consummation Date; (iv) all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Reports, audits or tax returns) have been timely filed or distributed, or failure to timely file or deliver will not result in a Material Adverse Effect to the COMPANY; (v) none of the STOCKHOLDERS, any Plan, or the COMPANY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA; (vi) no Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; (vii) no circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty with respect to any plan now or hereafter maintained or contributed to by the COMPANY or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes the COMPANY;
(viii) the COMPANY nor any member of a "controlled group" (as defined above) that includes the COMPANY currently has (or at the Funding and Consummation Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan; (ix) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and approval by the Internal Revenue Service; (x) no Plan which is subject to the provisions of Title IV of ERISA, has been terminated; (xi) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported; (xii) the valuation of assets of any Qualified Plan, as of the Funding and Consummation Date, shall exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans; (xiii) with respect to Plans which qualify as "group health plans" under Section 4980B of the Internal Revenue Code and
Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the COMPANY and the STOCKHOLDERS have complied (and on the Funding and Consummation Date will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the COMPANY has not incurred (and will not incur) any material direct or indirect liability and is not (and will not be) subject to any material loss, assessment, excise tax penalty, loss of Federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the COMPANY or the STOCKHOLDERS, at any time prior to the Funding and Consummation Date, to comply with any such Federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Funding and Consummation Date directly or indirectly against the COMPANY or the STOCKHOLDERS with respect to such group health plans; (xiv) The COMPANY is not now nor has it been within the past five years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);
(xv) there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the best of STOCKHOLDERS' knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or any governmental or other proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof; (xvi) the Financial Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon which would cause such Financial Statements to be not representative of most prior periods; and (xvii) The COMPANY has not incurred liability under
Section 4062 of ERISA.

        5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedule 5.21, the COMPANY is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which would have a Material Adverse Effect; and except to the extent set forth in Schedule 5.10, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. The COMPANY has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might have a Material Adverse Effect.

        5.22   TAXES.   Except as set forth on Schedule 5.22

        (i) All Returns required to have been filed by or with respect to the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member (a "Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the COMPANY, any subsidiary and any member of a Relevant Group (individually, the "Acquired Party" and collectively, the "Acquired Parties") have been paid.

        (ii) The provisions for Taxes due by the COMPANY and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of such Acquired Party.

        (iii) No Acquired Party is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction.

        (iv) Each Acquired Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

        (v) No Acquired Party expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.22(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after January 1, 1991, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Acquired Party has delivered to STAFFMARK complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since January 1, 1991.

        (vi) No Acquired Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

        (vii) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

        (viii) No Acquired Party is a party to any Tax allocation or sharing agreement.

        (ix) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of
Section 168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

        (x) No Acquired Party is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any Acquired Party is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

        (xi) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

        (xii) There are no accounting method changes or proposed or, to STOCKHOLDERS' and COMPANY'S knowledge, threatened accounting method changes, of any Acquired Party that could give rise to an adjustment under Section 481 of the Code for periods after the Funding and Consummation Date.

        (xiii) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

        (xiv) Each Acquired Party has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

        (xv) No Acquired Party has any liability for Taxes of any person other than such Acquired Party (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

        (xvi) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any Acquired Party (collectively, the "Tax Losses") under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code,
(iv) Section 269 of the Code, (v) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations, (vi) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

        (xvii) At the Balance Sheet Date the Acquired Parties had aggregate Tax Losses for federal income Tax purposes as described on Schedule 5.22(xvii) attached hereto.

        (xviii) At the Funding and Consummation Date, the COMPANY will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Funding and Consummation Date. For purposes of this representation, amounts paid by the COMPANY to shareholders in the form of cash or other property immediately prior to the Funding and Consummation Date, amounts used by the COMPANY to pay reorganization expenses (including real estate transfer or gains taxes, if any), and all redemptions and distributions (except for regular, normal dividends) made by the COMPANY will be included as assets of the COMPANY immediately prior to the Funding and Consummation Date.

        (xix) At the Funding and Consummation Date, the COMPANY will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the COMPANY which, if exercised or converted, would affect STAFFMARK's acquisition or retention of ownership of more than 100 percent of the total combined voting power of all classes of COMPANY stock and more than 80 percent of the total number of shares of each class of COMPANY non-voting stock.

        (xx) The COMPANY is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        (xxi) The fair market value of the assets of the COMPANY exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        (xxii) The COMPANY is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        For purposes of this Section 5.22, the following definitions shall apply:

"Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

        "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, sales, use, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

        "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

        5.23   NO VIOLATIONS.   The COMPANY is not in violation of any Charter
Document. Neither the COMPANY nor, to the knowledge of the COMPANY, any other party thereto, is in default under any lease, instrument, agreement, license, or permit set forth on Schedule 5.12, 5.14, 5.15 or 5.16, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth in Schedule 5.23, (a) the rights and benefits of the COMPANY under the Material Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the COMPANY, STAFFMARK or NEWCO of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer or the COMPANY, STAFFMARK, NEWCO or any Other Founding Company.

        5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, the COMPANY is not now a party to any governmental contracts subject to price redetermination or renegotiation.

        5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

        (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY;

        (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY;

        (iii) any change in the authorized capital of the COMPANY or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

        (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY;

        (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the COMPANY to any of its officers, directors, STOCKHOLDERS, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

        (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the COMPANY;

        (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of COMPANY to any person, including, without limitation, the STOCKHOLDERS and their affiliates;

        (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY, including without limitation any indebtedness or obligation of any STOCKHOLDERS or any affiliate thereof;

        (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

        (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the COMPANY's business;

        (xi)   any waiver of any material rights or claims of the COMPANY;

        (xii) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the COMPANY is a party;

        (xiii) any transaction by the COMPANY outside the ordinary course of its respective businesses;

        (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

        (xv)   any other distribution of property or assets by the COMPANY.

        5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The COMPANY has delivered to STAFFMARK an accurate schedule (Schedule 5.26) as of the date of the Agreement, of:

        (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

        (ii)   the names in which the accounts or boxes are held;

        (iii)  the type of account and account number; and

        (iv) the name of each person authorized to draw thereon or have access thereto.

        Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power.

        5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the COMPANY.

        5.28 RELATIONS WITH GOVERNMENTS. The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

        5.29 DISCLOSURE. (a) This Agreement, including the schedules hereto, presents fairly the business and operations of the COMPANY as addressed in the representations and warranties. The COMPANY's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue by, any other document to which the COMPANY is a party, or by which its properties are subject, or by any other fact or circumstance regarding the COMPANY that is not disclosed pursuant hereto. If, prior to the 25th day after the date of the final prospectus of STAFFMARK utilized in connection with the IPO, the COMPANY or the STOCKHOLDERS become aware of any fact or circumstance which would change (or, if after the Funding and Consummation Date, would have changed) a representation or warranty of COMPANY or STOCKHOLDERS in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDERS shall immediately give notice of such fact or circumstance to STAFFMARK. However, subject to the provisions of Section 7.8, such notification shall not relieve either the COMPANY or the STOCKHOLDERS of their respective obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of STAFFMARK, the truth and accuracy of any and all warranties and representations of COMPANY, or on behalf of the COMPANY and of STOCKHOLDERS at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

               (b)     The COMPANY and the STOCKHOLDERS acknowledge and agree
(i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither STAFFMARK or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the COMPANY, the STOCKHOLDERS or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of STOCKHOLDERS to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to STAFFMARK or the prospective IPO.

        5.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.30, the COMPANY has not taken any of the actions (Prohibited Activities) set forth in Section 7.3.

        (B)    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

        Each STOCKHOLDER severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and on the Funding and Consummation Date, and that the representations and warranties set forth in Section 5.31 and 5.32 shall survive until the tenth anniversary of the Funding and Consummation Date, which shall be deemed to the Expiration Date for purposes of Sections 5.31 and 5.32.

        5.31 AUTHORITY; OWNERSHIP. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY stock identified on Annex IV as being owned by such STOCKHOLDER, and, except as set forth on the
Schedule 5.31, such COMPANY Stock is owned free and clear of all liens, encumbrances and claims of every kind.

        5.32 PREEMPTIVE RIGHTS. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or STAFFMARK Stock, that such STOCKHOLDER has or may have had other than rights of any STOCKHOLDER to acquire STAFFMARK Stock pursuant to (i) this Agreement or
(ii) any option granted by STAFFMARK.

        5.33 NO INTENTION TO DISPOSE OF COMPANY STOCK. There is no current plan or intention by any STOCKHOLDER to sell, exchange or otherwise dispose of shares of STAFFMARK Stock received in the Merger.


                  VI.  REPRESENTATIONS OF STAFFMARK AND NEWCO

        STAFFMARK and NEWCO jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twenty-four (24) months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 6.14 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section
6.14 and (ii) solely for purposes of Section 11.2(iv) hereof, and solely to the extent that in connection with the IPO, STOCKHOLDERS actually incur liability under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

        6.1 DUE ORGANIZATION. STAFFMARK and NEWCO are each corporations duly organized, validly existing and in good standing under the laws of the state of Delaware, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of STAFFMARK and NEWCO (the "STAFFMARK Charter Documents") are all attached hereto as Annex II.

        6.2 AUTHORIZATION. (i) The respective representatives of STAFFMARK and NEWCO executing this Agreement have the authority to enter into and bind STAFFMARK and NEWCO to the terms of this Agreement and (ii) STAFFMARK and NEWCO have the full legal right, power and authority to enter into this Agreement and the Merger.

        6.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of STAFFMARK and NEWCO is as set forth in Section 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of NEWCO are owned by STAFFMARK and all of the issued and outstanding shares of the capital stock of STAFFMARK are owned by the persons set forth on Annex V hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of STAFFMARK and NEWCO have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by STAFFMARK and the persons set forth on Annex V, respectively, and further, such shares were offered, issued, sold and delivered by STAFFMARK and NEWCO in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of STAFFMARK or NEWCO.

        6.4    TRANSACTIONS IN CAPITAL STOCK, REORGANIZATION ACCOUNTING.
Except for the Other Agreements and as set forth on Schedule 6.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates STAFFMARK or NEWCO to issue any of their respective authorized but unissued capital stock; and (ii) neither STAFFMARK nor NEWCO has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of the COMPANY's stock.

        6.5 SUBSIDIARIES. NEWCO has no subsidiaries. STAFFMARK has no subsidiaries except for the companies identified as "NEWCO" in each of the Other Agreements. Except as set forth in the preceding sentence, neither STAFFMARK nor NEWCO presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor are STAFFMARK or NEWCO, directly or indirectly, participants in any joint venture, partnership or other non-corporate entity.

        6.6    FINANCIAL STATEMENTS.   Attached hereto as Schedule 6.6 are
copies of the following financial statements (the "STAFFMARK Financial Statements") of STAFFMARK, which reflect the results of its operations from inception in March, 1996: STAFFMARK's unaudited Balance Sheet as of March 31, 1996 and Statements of Income, Cash Flows and Retained Earnings for the period from inception through March 31, 1996. Such STAFFMARK Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 6.6). Except as set forth on Schedule 6.6, such Balance Sheets as of March 31, 1996 present fairly the financial position of STAFFMARK as of such date, and such Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the period indicated.

        6.7 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 6.7, STAFFMARK and NEWCO have no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

        6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedule 6.8, neither STAFFMARK nor NEWCO is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a Material Adverse Effect; and except to the extent set forth in Schedule 6.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of STAFFMARK or NEWCO, threatened, against or affecting STAFFMARK or NEWCO, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.
STAFFMARK and NEWCO have conducted and are conducting their respective businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing which might have a Material Adverse Effect.

        6.9    NO VIOLATIONS.   Neither STAFFMARK nor NEWCO is in violation of
any STAFFMARK Charter Document. None of STAFFMARK, NEWCO, or, to the knowledge of STAFFMARK and NEWCO, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which STAFFMARK or NEWCO is a party, or by which STAFFMARK or NEWCO, or any of their respective properties, are bound (collectively, the "STAFFMARK Documents"); and (a) the rights and benefits of STAFFMARK and NEWCO under the STAFFMARK Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the STAFFMARK Documents or the STAFFMARK Charter Documents. Except as set forth on Schedule 6.9, none of the STAFFMARK Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

        6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by STAFFMARK and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of STAFFMARK and NEWCO and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of STAFFMARK and NEWCO.

        6.11 STAFFMARK STOCK. At the time of issuance thereof, the STAFFMARK Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement will constitute valid and legally issued shares of STAFFMARK, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all respects to the STAFFMARK Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The shares of STAFFMARK Stock to be issued to the STOCKHOLDERS pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

        6.12 NO SIDE AGREEMENTS. Neither STAFFMARK nor NEWCO has entered or will enter into any agreement with any of the Founding Companies or any of the stockholders of the Founding Companies or STAFFMARK other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements referred to therein, none of which, except for amounts of consideration (which shall, however, be derived from the same methodology) and schedules attached thereto, shall be materially different than this Agreement and the agreements contemplated by it. STAFFMARK has made available to the COMPANY copies of all agreements entered into between STAFFMARK or NEWCO and the Founding Companies or any stockholders of the Founding Companies. Further, STAFFMARK will make available to the COMPANY copies of any of the foregoing agreements entered into between the date hereof and the Funding and Consummation Date promptly after such agreements are entered into.

        6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. STAFFMARK was formed in June, 1996, and has conducted limited operations since that time. Neither STAFFMARK nor NEWCO has conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Neither STAFFMARK nor NEWCO owns or has at any time owned any real property or any material personal property or is a party to any other agreement, except as listed on Schedule 6.13 and except that STAFFMARK is a party to the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

        6.14   TAXES.   NEWCO is a newly formed entity which has no tax or
operational history.  Except as set forth on Schedule 6.14:

        (i) All Returns required to have been filed by or with respect to STAFFMARK and any affiliated, combined, consolidated, unitary or similar group of which STAFFMARK is or was a member (a "STAFFMARK Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the STAFFMARK Relevant Group have been paid.

        (ii) The provisions for Taxes due by STAFFMARK and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the STAFFMARK Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of the STAFFMARK Relevant Group.

        (iii) No corporation in the STAFFMARK Relevant Group is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which a corporation in the STAFFMARK Relevant Group does not file Returns that it is or may be subject to taxation by that jurisdiction.

        (iv) Each corporation in the STAFFMARK Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

        (v) No corporation in the STAFFMARK Relevant Group expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any corporation in the STAFFMARK Relevant Group either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any corporation in the STAFFMARK Relevant Group. No issues have been raised in any examination by any Taxing Authority with respect to any corporation in the STAFFMARK Relevant Group which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined.
Schedule 6.14(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any corporation in the STAFFMARK Relevant Group for all taxable periods ended on or after January 1, 1988, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each corporation in the STAFFMARK Relevant Group will make available to the STOCKHOLDERS, at their request, complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, STAFFMARK since January 1, 1991.

        (vi) No corporation in the STAFFMARK Relevant Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

        (vii) No corporation in the STAFFMARK Relevant Group has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G the Code.

        (viii) No corporation in the STAFFMARK Relevant Group is a party to any Tax allocation or sharing agreement.

        (ix) None of the assets of any corporation in the STAFFMARK Relevant Group constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No corporation in the STAFFMARK Relevant Group is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

        (x) No corporation in the STAFFMARK Relevant Group is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any corporation in the STAFFMARK Relevant Group is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

        (xi) No corporation in the STAFFMARK Relevant Group is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

        (xii) There are no accounting method changes or proposed or threatened accounting method changes, of any corporation in the STAFFMARK Relevant Group that could give rise to an adjustment under Section 481 of the Code for periods after the Funding and Consummation Date.

        (xiii) No corporation in the STAFFMARK Relevant Group has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

        (xiv) Each corporation in the STAFFMARK Relevant Group has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

        (xv) No corporation in the STAFFMARK Relevant Group has any liability for Taxes of any person other than such corporation in the STAFFMARK Relevant Group (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract or (iv) otherwise.

        (xvi) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any corporation in the STAFFMARK Relevant Group (collectively, the "Tax Losses") under (i) Section 382 of the Code, (ii) Section 383 of the Code,
(iii) Section 384 of the Code, (iv) Section 269 of the Code, (v) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations, (vi) Section 1.1502- 21 and Section 1.1502-21A of the Treasury regulations or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

        (xvii) At March 31, 1996, the STAFFMARK consolidated return group had aggregate Tax Losses for federal income Tax purposes as described on Schedule 6.15(xvii) attached hereto.

        (xviii) At the Funding and Consummation Date, NEWCO will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Funding and Consummation Date. For purposes of this representation, amounts paid by NEWCO to shareholders in the form of cash or other property, amounts used by NEWCO to pay reorganization expenses (including real estate transfer or gains taxes, if any), and all redemptions and distributions (except for regular, normal dividends) made by NEWCO will be included as assets of NEWCO immediately prior to the Funding and Consummation Date.

        (xix) Neither STAFFMARK nor NEWCO is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        (xx) The fair market value of the assets of the NEWCO exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        (xxi) STAFFMARK is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        6.15 STOCK OPTION PLAN. Prior to the Funding and Consummation Date, STAFFMARK will adopt a stock option plan for awards to be made to key employees of the COMPANY. The grant and terms of all such awards will be determined by the board of directors of STAFFMARK, subject to approval by the Stockholders.

        6.16 SOLVENCY. Upon consummation of the Mergers contemplated herein, STAFFMARK and its subsidiaries, individually and taken as a whole, shall be solvent.

        6.17 FINANCING. STAFFMARK has or, on consummation of the Public Offering, will have sufficient funds or available financing to enable STAFFMARK
(i) to pay the Merger Consideration and all fees and expenses related to the Merger and its obligations in connection with the Public Offering, and (ii) to retire, release or refinance any indebtedness of the Founding Companies assumed by STAFFMARK for which the Stockholders have provided personal guarantees.

        6.18 DISCLOSURE. (a) This Agreement, including the schedules hereto, present fairly the business and operations of STAFFMARK. STAFFMARK's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue by, any other document to which STAFFMARK is a party, or by which its properties are subject, or by any other fact or circumstance regarding STAFFMARK that is not disclosed pursuant hereto. If, prior to the 25th day after the date of the final prospectus of STAFFMARK utilized in connection with the IPO, STAFFMARK becomes aware of any fact or circumstance which would change (or, if after the Funding and Consummation Date, would have changed) a representation or warranty of STAFFMARK in this Agreement or would affect any document delivered pursuant hereto in any material respect, STAFFMARK shall immediately give notice of such fact or circumstance to the COMPANY and the STOCKHOLDERS. However, subject to the provisions of Section 7.8, such notification shall not relieve STAFFMARK of its obligations under this Agreement, and, subject to the provisions of Section 7.8, at the option of the COMPANY and the STOCKHOLDERS, the truth and accuracy of any and all warranties and representations of STAFFMARK and at the Closing, shall be a precondition to the consummation of this transaction.

        6.19 PERMITS AND INTANGIBLES. STAFFMARK holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on its business. To the knowledge of STAFFMARK, its licenses, franchises, permits and other governmental authorizations are valid, and it has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. STAFFMARK has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on STAFFMARK. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to STAFFMARK by, any such licenses, franchises, permits or government authorizations.


                        VII.  COVENANTS PRIOR TO CLOSING

        7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, the COMPANY will afford to the officers and authorized representatives of STAFFMARK and the Other Founding Companies access to all of the COMPANY's sites, properties, books and records and will furnish STAFFMARK with such additional financial and operating data and other information as to the business and properties of the COMPANY as STAFFMARK or the Other Founding Companies may from time to time reasonably request. The COMPANY will cooperate with STAFFMARK and the Other Founding Companies, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. STAFFMARK, NEWCO, the STOCKHOLDERS and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, STAFFMARK will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

        (b) Between the date of this Agreement and the Funding and Consummation Date, STAFFMARK will afford to the officers and authorized representatives of the COMPANY access to all of STAFFMARK's and NEWCO's sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of STAFFMARK and NEWCO as the COMPANY may from time to time reasonably request. STAFFMARK and NEWCO will cooperate with the COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

        7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, the COMPANY will, except as set forth on the Schedule 7.2

        (i) carry on its respective businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

        (ii) maintain its respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

        (iii) perform all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

        (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

        (v) use its best efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with suppliers, customers and others having business relations with the COMPANY;

        (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

        (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments except for S-Corporation distributions or bonuses (which debt will be deducted from the valuation of the COMPANY), without the knowledge and consent of STAFFMARK (which consent shall not be unreasonably withheld); and

        (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents.

        7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Funding and Consummation Date, the COMPANY will not, without prior written consent of STAFFMARK:

        (i)     make any change in its Articles of Incorporation or By-laws;

        (ii) issue any securities, options (except options of the COMPANY determined by Arthur Andersen to have no adverse effect on pooling), warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in
Schedule 5.4;

        (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock or declare any dividends or make any distributions (other than S-Corporation distributions), nor pay out any extraordinary bonuses in excess of pro rata bonuses customarily paid, or fees, or commissions to the Stockholders, directors, management or other personnel.

        (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $100,000;

        (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the businesses of the COMPANY, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause
(2) being referred to herein as "Statutory Liens"), or (3) liens set forth on
Schedule 5.15 hereto;

        (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

        (vii) negotiate for the acquisition of any business or the start-up of any new business;

        (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

        (ix) waive any material rights or claims of the COMPANY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule
5.11 unless specifically listed thereon;

        (x) commit a material breach or amend or terminate any material agreement, permit, license or other right of the COMPANY;

        (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder; or

        (xii) change its accounts receivable collection practice or factor its accounts receivable in any way.

        7.4 NO SHOP. None of the STOCKHOLDERS, the COMPANY, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

        (i) solicit or initiate the submission of proposals or offers from any person for,

        (ii)   participate in any discussions pertaining to, or

        (iii) furnish any information to any person other than STAFFMARK or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

        7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide STAFFMARK on Schedule 7.5 with proof that any required notice has been sent.

        7.6    AGREEMENTS.  The STOCKHOLDERS and the COMPANY shall terminate
(i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the COMPANY and any employee and
(ii) any existing agreement between the COMPANY and any STOCKHOLDER, at or prior to the Funding and Consummation Date.

        7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDERS and the COMPANY shall give prompt notice to STAFFMARK of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. STAFFMARK and NEWCO shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of STAFFMARK or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of STAFFMARK or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to
Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date (the supplement to Schedule 5.11 shall include receivables obtained by the Company through the Friday immediately prior to the Closing Date), unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the COMPANY that constitutes or reflects an event or occurrence that would have a Material Adverse Effect, may be made unless STAFFMARK and a majority of the Founding Companies other than the COMPANY consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by STAFFMARK or NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this

Section 7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, STAFFMARK shall give the COMPANY notice promptly after it has knowledge thereof. If STAFFMARK and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given if no response is received within 24 hours after notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the COMPANY does not, the COMPANY may terminate this Agreement pursuant to Section 12.1(iv) hereof. In the event that the COMPANY seeks to amend or supplement a Schedule pursuant to this Section 7.8, and STAFFMARK and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that STAFFMARK or NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement.

        7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The COMPANY and STOCKHOLDERS shall cooperate with STAFFMARK in its preparation of the Registration Statement and shall furnish or cause to be furnished to STAFFMARK and the Underwriters all of the information requested by STAFFMARK concerning the COMPANY and the STOCKHOLDERS required for inclusion in, and will cooperate with STAFFMARK and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The COMPANY and the STOCKHOLDERS agree promptly to advise STAFFMARK if at any time during the period in which a prospectus relating to the offering is required to be delivered under the Securities Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDERS becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the COMPANY or the STOCKHOLDERS, each of the COMPANY and the STOCKHOLDERS represents and warrants that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

        7.10 FINAL FINANCIAL STATEMENTS. The COMPANY shall provide prior to the Funding and Consummation Date, and STAFFMARK shall have had sufficient time to review the unaudited consolidated balance sheets of the COMPANY as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the COMPANY for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the COMPANY for the periods indicated thereon.

        7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

        7.12 FILINGS. If STAFFMARK determines that it is necessary to make a Hart-Scott-Rodino filing, the COMPANY will cooperate fully in preparation of such filing, and STAFFMARK shall pay the cost of the filing.

        7.13 OTHER. If STAFFMARK and NEWCO determine that they will not merge into any one of the three companies which comprise the COMPANY, the other two companies which comprise the COMPANY shall not be required to merge into STAFFMARK and NEWCO.


                   VIII.  CONDITIONS PRECEDENT TO OBLIGATIONS
                          OF STOCKHOLDERS AND COMPANY

        The obligations of STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of the STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 8.1, 8.7 and 8.8. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.7 and 8.8, as of the Funding and Consummation Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of STAFFMARK and NEWCO contained in Section 6 hereof:

        8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of STAFFMARK and NEWCO contained in Section 6 shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by STAFFMARK and NEWCO on or before the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and the Funding and Consummation Date and signed by the President or any Vice President of STAFFMARK shall have been delivered to the STOCKHOLDERS.

        8.2 NO LITIGATION. Prior to the Funding and Consummation Date, no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the merger of NEWCO with and into the COMPANY or the offering and sale by STAFFMARK of STAFFMARK Stock pursuant to the Registration Statement and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

        8.3 OPINION OF COUNSEL. The COMPANY shall have received an opinion from counsel for STAFFMARK, dated the Funding and Consummation Date, in substantially the form annexed hereto as Annex VI.

        8.4 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of STAFFMARK Stock to be received by the STOCKHOLDERS is not less than the Minimum Value set forth on Annex III and the allocation of the price between cash and the number of shares of STAFFMARK Stock is as set forth on Annex III.

        8.5 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of COMPANY as a result of which COMPANY deems it inadvisable to proceed with the transactions hereunder.

        8.6 GOOD STANDING CERTIFICATES. STAFFMARK and NEWCO each shall have delivered to the COMPANY a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which STAFFMARK or NEWCO is authorized to do business, showing that each of STAFFMARK and NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for STAFFMARK and NEWCO, respectively, for all periods prior to the Closing have been filed and paid.

        8.7 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to STAFFMARK or NEWCO which would constitute a Material Adverse Effect.

        8.8 CLOSING OF IPO. The closing of the sale of the STAFFMARK Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder, resulting in an IPO price per share for STAFFMARK Stock of $8 or greater.

        8.9 SECRETARY'S CERTIFICATE. The COMPANY shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of the COMPANY and of NEWCO, certifying the truth and correctness of attached copies of the COMPANY's and NEWCO's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of STAFFMARK and NEWCO approving STAFFMARK's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby.

        8.10   EMPLOYMENT AGREEMENTS.  Each of the persons listed on Schedule
9.11 shall have had an opportunity to enter into an employment agreement substantially in the form of Annex VIII hereto.

        8.11 NASDAQ. The common stock of STAFFMARK shall have been listed on the NASDAQ National Market or the New York Stock Exchange.

        8.12 APPROVAL OF ADDITIONAL COMPANIES. Each of the Initial Founding Companies shall have approved the addition of any Founding Company which is not an Initial Founding Company.

        8.13 LITIGATION. The COMPANY and STOCKHOLDERS shall be satisfied in their sole discretion prior to July 20, 1996 that the litigation listed on
Schedule 5.10, Item 33 shall not have a Material Adverse Effect on the COMPANY.


        IX.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STAFFMARK AND NEWCO

        The obligations of STAFFMARK and NEWCO with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of STAFFMARK and NEWCO with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 9.1, 9.4 and 9.12. As of the Closing Date or, with respect to the conditions set forth in Sections 9.1, 9.4 and 9.12, as of the Funding and Consummation Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY contained in Section 5 hereof.

        9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the STOCKHOLDERS and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and the COMPANY on or before the Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDERS shall have delivered to STAFFMARK a certificate dated the Closing Date and the Funding and Consummation Date and signed by them to such effect.

        9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the merger of NEWCO with and into the COMPANY or the offering and sale by STAFFMARK of STAFFMARK Stock pursuant to the Registration Statement and no governmental agency or body shall have taken any other action or made any request of STAFFMARK as a result of which the management of STAFFMARK deems it inadvisable to proceed with the transactions hereunder.

        9.3 SECRETARY'S CERTIFICATE. STAFFMARK shall have received a certificate, dated the Closing Date and signed by the secretary of the COMPANY, certifying the truth and correctness of attached copies of the COMPANY's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and, if required, the STOCKHOLDERS approving the COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby.

        9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the COMPANY which would constitute a Material Adverse Effect, and the COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the COMPANY to conduct its business.

        9.5 STOCKHOLDERS' RELEASE. The STOCKHOLDERS shall have delivered to STAFFMARK an instrument dated the Closing Date releasing the COMPANY from (i) any and all claims of the STOCKHOLDERS against the COMPANY and STAFFMARK and
(ii) obligations of the COMPANY and STAFFMARK to the STOCKHOLDERS, except for
(w) director and officer indemnification claims as permitted by the COMPANY'S Charter Documents or applicable state corporate law, (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the STOCKHOLDERS, (y) continuing obligations to STOCKHOLDERS relating to their employment by the COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby.

        9.6    TERMINATION OF RELATED PARTY AGREEMENTS.  Except as set forth on
Schedule 9.6, all existing agreements between the COMPANY and the STOCKHOLDERS shall have been cancelled effective prior to or as of the Funding and Consummation Date.

        9.7 OPINION OF COUNSEL. STAFFMARK shall have received an opinion from Counsel to the COMPANY and the STOCKHOLDERS, dated the Closing Date, in substantially the form annexed hereto as Annex VII, and the Underwriters shall have received a copy of the same opinion addressed to them.

        9.8 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of STAFFMARK as a result of which STAFFMARK deems it inadvisable to proceed with the transactions hereunder.

        9.9 GOOD STANDING CERTIFICATES. The COMPANY shall have delivered to STAFFMARK a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the COMPANY's state of incorporation and, unless waived by STAFFMARK, in each state in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the COMPANY for all periods prior to the Closing have been filed and paid.

        9.10 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

        9.11   EMPLOYMENT AGREEMENTS.  Each of the persons listed on Schedule
9.11 shall have entered into an employment agreement substantially in the form of Annex VIII hereto.

        9.12 CLOSING OF IPO. The closing of the sale of the STAFFMARK Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

        9.13 FIRPTA CERTIFICATE. Each STOCKHOLDER shall have delivered to STAFFMARK a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

        9.14 LITIGATION. STAFFMARK and NEWCO shall be satisfied in their sole discretion prior to July 20, 1996 that the litigation listed on Schedule 5.10, Item 33 shall not have a Material Adverse Effect on the COMPANY.


                    X.  COVENANTS OF STAFFMARK AFTER CLOSING

        10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. STAFFMARK shall use its best efforts to have the STOCKHOLDERS released from any and all guarantees on any indebtedness, and shall have the STOCKHOLDERS released on or before the Funding and Consummation Date from any and all guarantees on any indebtedness owing to any bank or related to accounts receivable factoring, that they personally guaranteed for the benefit of the COMPANY, with all such guarantees on indebtedness being assumed by STAFFMARK at the Funding and Consummation Date. In the event that STAFFMARK cannot obtain releases from other lenders of any other guaranteed indebtedness on or prior to 90 days subsequent to the Funding and Consummation Date, STAFFMARK shall pay off or otherwise refinance or retire such other indebtedness and, in the event that STAFFMARK cannot obtain releases on or prior to the Funding and Consummation Date for such other indebtedness, STAFFMARK agrees to indemnify the STOCKHOLDERS against any and all claims made by lenders under such guarantees which arise as a result of STAFFMARK's failure to cause such guarantees to be released on or prior to the Funding and Consummation Date.

        10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, STAFFMARK shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the reorganization, including:

        (a) the retirement or reacquisition, directly or indirectly, of all or part of the STAFFMARK Stock issued in connection with the transactions contemplated hereby;

        (b) the entering into of financial arrangements for the benefit of the STOCKHOLDERS;

        (c) the disposition of any material part of the assets of the COMPANY within the two years following the Funding and Consummation Date except in the ordinary course of business or to eliminate duplicate services or excess capacity.

        10.3   PREPARATION AND FILING OF TAX RETURNS.

        (i) The COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date. If the Company is an S Corporation, each STOCKHOLDER shall pay or cause to be paid all Tax liabilities shown by such Returns to be due.

        (ii) STAFFMARK shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date.

        (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

        (iv) Each of the COMPANY, NEWCO, STAFFMARK and each STOCKHOLDER shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free reorganization and contribution under Section 351(a) of the Code.

        10.4 DIRECTORS. The persons named in the Registration Statement shall be appointed as directors promptly following the Funding and Consummation Date of the IPO.

        10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Closing, STAFFMARK shall not terminate any health insurance, life insurance or 401(k) plan in effect at the COMPANY until such time as STAFFMARK is able to replace such plan with a plan that is applicable to STAFFMARK and all of its then existing subsidiaries, provided that STAFFMARK shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, provided, further, that any new health insurance plan shall provide for coverage for preexisting conditions.

        10.6 REGISTRATION RIGHTS. From and after the date of this Agreement, STAFFMARK shall not, without the written consent of STOCKHOLDERS owning at least 876,450 shares of STAFFMARK Stock issued to the Founding Stockholders in the STAFFMARK Plan of Organization, enter into any agreement with any holder or prospective holder of any securities of STAFFMARK relating to registration rights unless such agreement includes: (a) to the extent the agreement will allow such holder or such prospective holder to include such securities in any registration filed under Section 17.1 or 17.2 hereof, a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Securities of the Founding Stockholders which would otherwise be included; and (b) a provision that any demand registration rights granted to such holder or prospective holder shall in no event be exercisable prior to 25 months after the Closing Date.

        10.7 RIGHT OF FIRST REFUSAL TO STOCKHOLDERS. If at any time prior to the third anniversary of this Agreement STAFFMARK agrees to sell substantially all the assets or common stock of the COMPANY (alone, and not in conjunction with the sale of any of the other Founding Companies), the STOCKHOLDERS (or any one of the STOCKHOLDERS) shall have a right- of-first refusal to purchase all of such assets or common stock at a price and under terms and conditions equal to the price, terms and conditions offered by the third-party purchaser.
Within five (5) days of entering into an agreement to sell the aforementioned assets or common stock, STAFFMARK shall notify the STOCKHOLDERS in writing that it has agreed to such sale and the price to be paid by the third-party purchaser. Within ten (10) days of the receipt of such written notice, the STOCKHOLDERS shall notify STAFFMARK in writing that STOCKHOLDERS intend to purchase the assets or common stock. If notice is not received by STAFFMARK within such ten (10) day period, STAFFMARK shall be free to consummate the sale to the third-party purchaser. If notice is received by STAFFMARK that the STOCKHOLDERS intend to purchase the assets or common stock, such sale must be consummated within thirty (30) days of receipt of such notice by STAFFMARK or STAFFMARK may consummate the sale of the assets or common stock to the third-party purchaser. Upon consummation of sale hereunder, STAFFMARK and STOCKHOLDERS shall enter into a new non-competition agreement which allows the STOCKHOLDERS to operate the COMPANY in its current market areas and not otherwise compete with STAFFMARK for a reasonable period of time.


                              XI.  INDEMNIFICATION

        The STOCKHOLDERS, STAFFMARK and NEWCO each make the following covenants that are applicable to them, respectively:

        11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The STOCKHOLDERS, other than Non-Controlling Stockholders, covenant and agree that they, jointly and severally (except with respect to Sections 5.31 through 5.33 which shall be several), will indemnify, defend, protect and hold harmless STAFFMARK, NEWCO, the COMPANY and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by STAFFMARK, NEWCO, the COMPANY or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDERS or the COMPANY set forth herein or on the schedules or certificates delivered in connection herewith, (ii) any nonfulfillment of any agreement on the part of the STOCKHOLDERS or the COMPANY under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement of a material fact relating to the COMPANY or the STOCKHOLDERS, and provided to STAFFMARK or its counsel by the COMPANY or the STOCKHOLDERS contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to the COMPANY or the STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading, (iv) any Tax imposed upon or relating to an Acquired Party for any pre-Funding and Consummation Date period, (v) any Tax imposed upon or relating to any third party for a pre-Funding and Consummation Date period, including, in each case, any such Tax for which an Acquired Party may be liable under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, or (vi) the matters described on Schedule 11.1(vi) [which will consist of specifically identified items such as existing or threatened litigation], provided, however, that such indemnity shall not inure to the benefit of STAFFMARK, NEWCO, the COMPANY or the Surviving Corporation to the extent that such untrue statement was made in, or omission occurred in, any preliminary prospectus and the STOCKHOLDERS provided, in writing, corrected information to STAFFMARK counsel and to STAFFMARK for inclusion in the final prospectus, and such information was not so included or properly delivered, and provided further, that no STOCKHOLDER shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other STOCKHOLDER. In satisfying any indemnification obligation, the STOCKHOLDERS may tender shares of STAFFMARK at the greater of the initial public offering price or the fair market value of the shares on the date of tender.

        11.2 INDEMNIFICATION BY STAFFMARK. STAFFMARK covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDERS at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDERS as a result of or arising from (i) any breach by STAFFMARK or NEWCO of their representations and warranties set forth herein or on the schedules or certificates attached hereto, (ii) any nonfulfillment of any agreement on the part of STAFFMARK or NEWCO under this Agreement, (iii) any liabilities which the STOCKHOLDERS may incur due to STAFFMARK's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1 hereof (except to the extent that STAFFMARK or NEWCO has claims against the STOCKHOLDERS by reason of such liabilities); (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to STAFFMARK, NEWCO or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to STAFFMARK or NEWCO or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading, or (v) the matters described on Schedule 11.2(v) [i.e., specifically identified items].

        11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section
11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of- pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

        11.4   EXCLUSIVE REMEDY.  The indemnification provided for in this
Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

        11.5 LIMITATIONS ON INDEMNIFICATION. STAFFMARK, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section
11.1 shall not assert any claim for indemnification hereunder against the STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against such STOCKHOLDERS shall exceed 1.0% of the sum of the cash paid to STOCKHOLDERS plus the value of the STAFFMARK Stock delivered to STOCKHOLDERS (calculated as provided in the last sentence of this section) (the "Indemnification Threshold"), provided, however, that STAFFMARK, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section 11.1 may assert and shall be indemnified for any claim under Section 11.1(vi) at any time, regardless of whether the aggregate of all claims which such persons may have against any STOCKHOLDER or all STOCKHOLDERS exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Section 11.1(vi) shall not be counted towards the Indemnification Threshold. STOCKHOLDERS shall not assert any claim (other than a Third Person claim) for indemnification hereunder against STAFFMARK or NEWCO until such time as, and solely to the extent that, the aggregate of all claims which STOCKHOLDERS may have against STAFFMARK or NEWCO shall exceed $20,000; provided, however, that STOCKHOLDER and the other persons or entities indemnified pursuant to Section 11.2 may assert and shall be indemnified for any claim under Section 11.2(v) at any time, regardless of whether the aggregate of all claims which such persons may have against any of STAFFMARK, or NEWCO exceeds $20,000, it being understood that the amount of any such claim under Section 11.2(v) shall not be counted towards such $20,000 amount.

        No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

        Notwithstanding any other term of this Agreement (except the proviso to this sentence), no STOCKHOLDER shall be liable under this Section 11 for an amount which exceeds the amount of proceeds received by such STOCKHOLDER in connection with the Merger, provided that a STOCKHOLDER's indemnification obligations pursuant to Section 11.1(vi) shall not be limited. For purposes of calculating the value of the STAFFMARK Stock received by a STOCKHOLDER, STAFFMARK Stock shall be valued at its initial public offering price as set forth in the Registration Statement.


                         XII.  TERMINATION OF AGREEMENT

        12.1 TERMINATION. This Agreement may be terminated at any time prior to the Funding and Consummation Date solely:

        (i) by mutual consent of the boards of directors of STAFFMARK and the COMPANY;

        (ii) by the STOCKHOLDERS or the COMPANY (acting through its board of directors), on the one hand, or by STAFFMARK (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1996, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date;

        (iii) by the STOCKHOLDERS or COMPANY, on the one hand, or by STAFFMARK, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date;

        (iv)   pursuant to Section 7.8 hereof; or

        (v)    pursuant to Section 4 hereof.

        12.2 LIABILITIES IN EVENT OF TERMINATION. There shall be no liability hereunder for termination except in the case of willful breach or default, or fraud, by a party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, in which case there will be no limit on any obligation or liability of such party in such circumstances including, but not limited to, legal and audit costs and out of pocket expenses.


                             XIII.  NONCOMPETITION

        13.1 PROHIBITED ACTIVITIES. The STOCKHOLDERS will not, for a period of five (5) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

        (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business or other entity that engages in the employee staffing industry including, but not limited to, temporary services, permanent placement and employee payrolling, that is in direct competition with STAFFMARK or any of the subsidiaries thereof, within 100 miles of where the COMPANY or any of its subsidiaries conducted business prior to the effectiveness of the Merger (the "Territory");

        (ii) call upon any person who is, at that time, within the Territory, an employee of STAFFMARK (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of STAFFMARK (including the subsidiaries thereof);

        (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Funding and Consummation Date, a customer of STAFFMARK (including the subsidiaries thereof), of the COMPANY or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with STAFFMARK within the Territory;

        (iv) call upon any prospective acquisition candidate, on any STOCKHOLDER's own behalf or on behalf of any competitor in the temporary services business, which candidate was either called upon by STAFFMARK (including the subsidiaries thereof) or for which STAFFMARK (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

        (v) disclose customers, whether in existence or proposed, of the COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the COMPANY has in the past disclosed such information to the public for valid business reasons.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any STOCKHOLDER from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

        13.2 DAMAGES. Because of the difficulty of measuring economic losses to STAFFMARK as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to STAFFMARK for which it would have no other adequate remedy, each STOCKHOLDER agrees that the foregoing covenant may be enforced by STAFFMARK in the event of breach by such STOCKHOLDER, by injunctions and restraining orders.

        13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDERS in light of the activities and business of STAFFMARK (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of STAFFMARK; but it is also the intent of STAFFMARK and the STOCKHOLDERS that such covenants be construed and enforced in accordance with the changing activities and business of STAFFMARK (including the subsidiaries thereof) throughout the term of this covenant.


        13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

        13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any STOCKHOLDER against STAFFMARK (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by STAFFMARK of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 13, during which the agreements and covenants of each STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such STOCKHOLDER is in violation of any provision of this Section 13.
The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

        13.6 MATERIALITY. The COMPANY and the STOCKHOLDERS hereby agree that this covenant is a material and substantial part of this transaction.


                XIV.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

        14.1 STOCKHOLDERS. The STOCKHOLDERS recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the COMPANY, the Other Founding Companies, and/or STAFFMARK, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the Other Founding Companies' and/or STAFFMARK's respective businesses. The STOCKHOLDERS agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of STAFFMARK, (b) following the Closing, such information may be disclosed by the STOCKHOLDERS as is required in the course of performing their duties for STAFFMARK or the Surviving Corporation and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of the STOCKHOLDERS, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDERS shall give prior written notice thereof to STAFFMARK and provide STAFFMARK with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the STOCKHOLDERS of the provisions of this Section, STAFFMARK shall be entitled to an injunction restraining such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting STAFFMARK from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, STOCKHOLDERS shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the COMPANY.

        14.2 STAFFMARK AND NEWCO. STAFFMARK and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information of the COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. STAFFMARK and NEWCO agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1 and (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of STAFFMARK or NEWCO, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), STAFFMARK and NEWCO shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDERS and provide the COMPANY and the STOCKHOLDERS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by STAFFMARK or NEWCO of the provisions of this Section, the COMPANY and the STOCKHOLDERS shall be entitled to an injunction restraining STAFFMARK and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

        14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

        14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Funding and Consummation Date.

                           XV.  TRANSFER RESTRICTIONS

        15.1 TRANSFER RESTRICTIONS. Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts for the benefit of the STOCKHOLDERS or family members, the trustees of which so agree or family limited partnership)(who may participate in registration rights pursuant to Section 17, but shall not vote their shares pursuant to Section 17.2), for a period of two years from the Closing, except pursuant to Section 17 hereof, in the event of death of any STOCKHOLDER or transfers, with the approval of STAFFMARK, to settle a claim set forth on
Schedule 5.10, Item 33 (the transferee, with the approval of the STOCKHOLDERS, may participate in registration rights pursuant to Section 17, but shall not vote her shares pursuant to Section 17.2), none of the STOCKHOLDERS shall sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of (a) any shares of STAFFMARK Stock received by the STOCKHOLDERS in the Merger, or (b) grant any interest (including, without limitation, an option to buy or sell) in any such shares of STAFFMARK Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose. The certificates evidencing the STAFFMARK Stock delivered to the STOCKHOLDERS pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as STAFFMARK may deem necessary or appropriate:

               THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [SECOND ANNIVERSARY OF CLOSING DATE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.


                  XVI.  FEDERAL SECURITIES ACT REPRESENTATIONS

        The STOCKHOLDERS acknowledge that the shares of STAFFMARK Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The STAFFMARK Stock to be acquired by such STOCKHOLDERS pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

        16.1 COMPLIANCE WITH LAW. The STOCKHOLDERS covenant, warrant and represent that none of the shares of STAFFMARK Stock issued to such STOCKHOLDERS will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the STAFFMARK

Stock shall bear the following legend in addition to the legend required under
Section 15 of this Agreement:

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

        16.2 ECONOMIC RISK; SOPHISTICATION. The STOCKHOLDERS are able to bear the economic risk of an investment in the STAFFMARK Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the STAFFMARK Stock. The STOCKHOLDERS party hereto have had an adequate opportunity to ask questions and receive answers from the officers of STAFFMARK concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of STAFFMARK, the plans for the operations of the business of STAFFMARK, the business, operations and financial condition of the Founding Companies other than the COMPANY, and any plans for additional acquisitions and the like. The STOCKHOLDERS have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

        16.3 INVESTIGATION. STAFFMARK has made or caused to be made an investigation of the COMPANY, its assets, business, liabilities and all other matters affecting its judgment to enter into this Agreement and to engage in the transactions contemplated hereby. STAFFMARK acknowledges that notwithstanding the fact that the COMPANY or STOCKHOLDERS may have made available to STAFFMARK certain information prepared by or in the possession of the COMPANY or STOCKHOLDERS for their general use with respect to this Agreement, neither the COMPANY nor STOCKHOLDERS have made any representations or warranties, oral or written, except as expressly set forth in this Agreement or in the Schedules attached hereto, upon which STAFFMARK has relied or is entitled to rely. Neither the COMPANY nor the STOCKHOLDERS have made any representations or warranties to STAFFMARK regarding the future success or profitability of the business heretofore conducted by the COMPANY. STAFFMARK has no actual knowledge of any existing breach of a representation or warranty made herein by the COMPANY or the STOCKHOLDERS.


                           XVII.  REGISTRATION RIGHTS

        17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing, whenever STAFFMARK proposes to register any STAFFMARK Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by STAFFMARK and (ii) registrations relating solely to employee benefit plans, STAFFMARK shall give each of the STOCKHOLDERS prompt written notice of its intent to do so. Upon the written request of any of the STOCKHOLDERS given within 30 days after receipt of such notice, STAFFMARK shall cause to be included in such registration all of the STAFFMARK Stock received pursuant to this Agreement ("Registrable Securities") which any such STOCKHOLDER requests, provided that STAFFMARK shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to STAFFMARK or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free reorganization.

        If a STOCKHOLDER requests inclusion of any shares of Registrable Securities in a registration and if the public offering is to be underwritten, STAFFMARK will request the underwriters of the offering to purchase and sell such shares of Registrable Securities. If STAFFMARK is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this
Section 17.1 that the number of shares to be sold by persons other than STAFFMARK is greater than the number of such shares which can be offered without adversely affecting the offering, STAFFMARK may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter; provided, that, for each such offering made by STAFFMARK after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than STAFFMARK, the STOCKHOLDERS and the stockholders of the Other Founding Companies (collectively, the STOCKHOLDERS and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

        A STOCKHOLDER may at any time prior to the effectiveness of a registration statement withdraw shares of Registrable Securities held by it from the public offering. The fact that any shares of STAFFMARK Stock have been the subject of a request for registration pursuant to this Section 17.1 shall not prevent such shares from being the subject of a future request for registration pursuant to this Section 17.1 if for any reason such shares were not included in the registration statement.

        17.2 DEMAND REGISTRATION RIGHTS. At any time after the date 22 months after the Closing, STOCKHOLDERS owning at least 876,450 shares of STAFFMARK Stock issued in the STAFFMARK Plan of Organization may request in writing that STAFFMARK file a registration statement under the 1933 Act covering the registration of the shares of Registrable Securities issued to the Founding Stockholders in the STAFFMARK Plan of Organization (a "Demand Registration"). Within ten (10) days of the receipt of such request, STAFFMARK shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable (but in no event later than 75 days after the receipt of such request), file and use its best efforts to cause to become effective a registration statement covering all such shares. STAFFMARK shall be obligated to effect only one Demand Registration for the Founding Stockholders collectively and will keep such Demand Registration current and effective for not less than 60 days (or such shorter period as is required to sell all of the shares registered thereon). Any Demand Registration which shall not have become effective in accordance with this Section 17.2, and any Demand Registration pursuant to which the Founding Stockholders are unable to include at least 70% of the shares of STAFFMARK Stock which they desire to include, shall not be included in the calculation of the number of Demand Registrations contemplated by this Section 17.2.

        Notwithstanding the foregoing paragraph, following such a demand a majority of the STAFFMARK's disinterested directors (i.e., directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for a 60-day period.

        If with respect to any public offering which is the subject of a Demand Registration pursuant to this Section 17.2, STAFFMARK proposes to include securities to be issued by it or any other person proposes to include securities of STAFFMARK held by someone other than a Founding Stockholder, and the underwriters advising STAFFMARK believe that the offering of such shares cannot successfully be made if the offering includes such other securities as well as the shares held by the Founding Stockholders, STAFFMARK may exclude the securities to be issued by such other person from such offering and such securities shall not be included in the registration statement.

        If a Demand Registration is in connection with an underwritten public offering, the principal underwriter will be selected by STAFFMARK and approved by the Founding Stockholders holding a majority of the shares of STAFFMARK Stock to be included in such registration.

        17.3 REGISTRATION PROCEDURES. STAFFMARK will bear all expenses incurred in connection with each registration statement filed in accordance with this Article and any action taken by STAFFMARK in conjunction with the offering made pursuant to such registration statement (including the expense of preparing and filing of such registration statement, furnishing of such number of copies of the prospectus included therein as may be reasonably required in connection with the offering, printing expenses, fees and expenses of independent certified public accountants (including the expense of any audit), qualification of such offering under such state securities laws as the holders of shares of STAFFMARK Stock shall reasonably request, and payment of the fees and expenses of counsel for STAFFMARK, but excluding underwriting commissions and discounts).

        If and whenever STAFFMARK is required to effect or cause the registration of any shares of STAFFMARK Stock under this Article, STAFFMARK will, as expeditiously as possible:

               (a) Prepare and file with the SEC an appropriate registration statement with respect to such shares of STAFFMARK Stock and use its best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, STAFFMARK will furnish the STOCKHOLDERS with copies of all such documents proposed to be filed;

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and use its best efforts to cause such registration statement to remain effective for a period of at least sixty (60) days (or such shorter period during which holders shall have sold all Registrable Securities which they requested to be registered) and to comply with the provisions of the 1933 Act (to the extent applicable to STAFFMARK) with respect to the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

               (c) Furnish to each STOCKHOLDER selling shares of STAFFMARK Stock such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the 1933 Act and the regulations thereunder and such other documents, as each seller may reasonably request in order to facilitate a public sale or other disposition of the shares of STAFFMARK Stock;

               (d) Use its best efforts to register or qualify the shares of STAFFMARK Stock covered by such registration statement under the securities or blue sky laws of such states as any selling STOCKHOLDER reasonably requests, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdictions of shares of STAFFMARK Stock owned by such STOCKHOLDER, except that STAFFMARK will not be required to qualify generally to do business as a foreign corporation in any state wherein it would not but for the requirements of this subparagraph be obligated to be qualified, to subject itself to taxation in any such state, or to consent to general service of process in any such state;

               (e) Notify each STOCKHOLDER selling shares of STAFFMARK Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of this happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. At the request of any such STOCKHOLDER, STAFFMARK will prepare and furnish to each STOCKHOLDER a reasonable number of copies of a supplement or an amendment of such prospectus as may be necessary so that, as thereafter delivered, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (f) Cause all shares of STAFFMARK Stock covered by such registration statement to be listed on securities exchanges on which similar securities issued by STAFFMARK are then listed, if any;

               (g) Provide a transfer agent and registrar for all shares of STAFFMARK Stock covered by such registration statement not later than the effective date of such registration statement;

               (h) Enter into such customary agreements (including an underwriting agreement in customary form with underwriters) and take such other reasonable and customary action necessary to facilitate the disposition of the shares of STAFFMARK Stock being sold; and

               (i) Make available for inspection by any seller (upon the reasonable request of any such seller) of shares of STAFFMARK Stock covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all financial and other records, pertinent corporate documents and properties of STAFFMARK, and cause all of STAFFMARK's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

        17.4 AVAILABILITY OF RULE 144. STAFFMARK shall not be obligated to register shares of STAFFMARK Stock held by any STOCKHOLDER pursuant to this
Section 17 if such Registrable Securities held by such STOCKHOLDER may be sold in the public market without registration under the 1933 Act pursuant to Rule 144(k) and any applicable state securities laws.

        17.5 MERGER, ETC. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any of the shares of STAFFMARK held by the STOCKHOLDERS by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of STAFFMARK, or any other change in STAFFMARK's capital structure, appropriate adjustment shall be made to the registration rights granted to the STOCKHOLDERS so as to fairly and equitably preserve, as far as practical, the original rights and obligations of the parties hereto under this Agreement.


                               XVIII.  GENERAL

        18.1 COOPERATION. The COMPANY, STOCKHOLDERS, STAFFMARK and NEWCO shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with STAFFMARK on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

        18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of STAFFMARK, and the heirs and legal representatives of the STOCKHOLDERS.

        18.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, the COMPANY, NEWCO and STAFFMARK and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDERS, the COMPANY, NEWCO and STAFFMARK, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby.

        18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

        18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, STAFFMARK will pay the fees, expenses and disbursements of STAFFMARK and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto in excess of the initial aggregate deposits of the Founding Companies (the "Deposits"), including all costs and expenses incurred in the performance and compliance with all conditions to be performed by STAFFMARK under this Agreement, including the fees and expenses of Arthur Andersen, LLP, Wright, Lindsey & Jennings and the costs of preparing the Registration Statement. Each STOCKHOLDER shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than Transfer Taxes, if any, imposed by the State of Delaware and his own personal professional fees necessary to consummate this transaction, including legal and accounting fees incurred by the COMPANY in connection with this transaction. Each STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he, and not the COMPANY or STAFFMARK, will pay all taxes due upon receipt of the consideration payable pursuant to Section 2 hereof, and will assume all tax risks and liabilities of such STOCKHOLDER in connection with the transactions contemplated hereby. If the transactions herein contemplated are not consummated, the remaining balance of the Deposits after payment of all transaction expenses will be reimbursed to the COMPANY and the other Founding Companies on a pro-rata basis based on the original Deposits made by each Founding Company.

        18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

        (a)    If to STAFFMARK, or NEWCO, addressed to them at:

               StaffMark, Inc.
               302 East Millsap
               Fayetteville, Arkansas  72702
               Attn:  Clete T. Brewer

               with copies to:

               Wright, Lindsey & Jennings
               200 W. Capitol Avenue, Suite 220
               Little Rock, Arkansas  72201
               Attn: C. Douglas Buford, Jr.


        (b) If to the STOCKHOLDERS, addressed to them at their addresses set forth on Annex IV, with copies to such counsel as is set forth with respect to each STOCKHOLDER on such Annex IV;

        (c)    If to the COMPANY, addressed to it at:

               Prostaff Personnel, Inc.
               2024  Arkansas Valley Dr. #704
               Little Rock, Arkansas 72212
               Attn:  Steven Schulte

               and marked "Personal and Confidential"
               with copies to:

               Rose Law Firm
               120 E. Fourth Street
               Little Rock, Arkansas 72201
               Attn:  C. Brantley Buck


or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

        18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware.

        18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

        18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

        18.11  TIME.  Time is of the essence with respect to this Agreement.

        18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        18.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

        18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

        18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of STAFFMARK, NEWCO, the COMPANY and STOCKHOLDERS who will hold or who hold at least 50% of the STAFFMARK Stock issued or to be issued to the STOCKHOLDERS upon consummation of the Merger. Any amendment or waiver effected in accordance with this Section 18.15 shall be binding upon each of the parties hereto, any other person receiving STAFFMARK Stock in connection with the Merger and each future holder of such STAFFMARK Stock.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        STAFFMARK, INC.


                                        By /s/ CLETE T. BREWER
                                          ---------------------------------
                                        Name:  Clete T. Brewer
                                               ----------------------------
                                        Title: President

ATTEST:

/s/ JERRY T. BREWER
- -----------------------------------


                                        PROSTAFF PERSONNEL ACQUISITION
                                        CORPORATION


                                        By /s/ CLETE T. BREWER
                                          ---------------------------------
                                        Name:  Clete T. Brewer
                                               ----------------------------
                                        Title: President

ATTEST:

/s/ JERRY T. BREWER
- -----------------------------------


                                        EXCEL TEMPORARY STAFFING ACQUISITION
                                        CORPORATION


                                        By /s/ CLETE T. BREWER
                                          ---------------------------------
                                        Name:  Clete T. Brewer
                                               ----------------------------
                                        Title: President

ATTEST:

/s/ JERRY T. BREWER
- -----------------------------------

                                        PROFESSIONAL RESOURCES ACQUISITION
                                        CORPORATION


                                        By  /s/ CLETE T. BREWER
                                          ------------------------------------
                                        Name:   Clete T. Brewer
                                               -------------------------------
                                        Title:  President

ATTEST:

/s/ JERRY T. BREWER
- -----------------------------------


                                        PROSTAFF PERSONNEL, INC.



                                        By  /s/ STEVE SCHULTE
                                          ------------------------------------
                                        Name:   Steve Schulte
                                                ------------------------------
                                        Title:  President

ATTEST:

/s/ EDWARD E. SCHULTE
- -----------------------------------


                                        EXCEL TEMPORARY STAFFING, INC.


                                        By  /s/ STEVE SCHULTE
                                          ------------------------------------
                                        Name:   Steve Schulte
                                                ------------------------------
                                        Title:  President

ATTEST:

/s/ EDWARD E. SCHULTE
- -----------------------------------


                                        PROFESSIONAL RESOURCES CORPORATION


                                        By  /s/  STEVE SCHULTE
                                          ------------------------------------
                                        Name:    Steve Schulte
                                               -------------------------------
                                        Title:  President
ATTEST:

/s/  EDWARD E. SCHULTE
- -----------------------------------

                                        STEVEN E. SCHULTE REVOCABLE TRUST


                                        By /s/ STEVE SCHULTE, Trustee
                                          ---------------------------------
                                             Trustee

ATTEST:

/s/ EDWARD E. SCHULTE
- -----------------------------------


                                        KARLA LEIGH SCHULTE TRUST


                                        By /s/ STEVE SCHULTE, Trustee
                                          ---------------------------------
                                        Trustee

ATTEST:

/s/ EDWARD E. SCHULTE
- -----------------------------------



                                        /s/ STEVE SCHULTE
                                        -----------------------------------
                                        STEVEN E. SCHULTE





                                        EDWARD E. SCHULTE TRUST


                                        By /s/ EDWARD E. SCHULTE, Trustee
                                          ---------------------------------
                                            Trustee


ATTEST:

/s/ STEVE SCHULTE
- ----------------------------------